Exhibit 99.1

FOR IMMEDIATE RELEASE

Two River Bancorp ANNOUNCES REDEMPTION OF STOCK PURCHASE RIGHTS UNDER Shareholder Rights PLAN

TINTON FALLS, N.J., August 13, 2019 - Two River Bancorp (Nasdaq: TRCB) (the "Company") announced today that on August 8, 2019, it completed the redemption of all of the outstanding stock purchase rights (“Rights”) issued under the Shareholder Rights Agreement, dated July 20, 2011 (the "Rights Agreement"), by and between the Company and Computershare Limited, successor in interest to Registrar and Transfer Company, as rights agent (the "Agent"), at a redemption price of $0.00092464 per outstanding Right, or $8,036 in the aggregate. Therefore, all rights to exercise the Rights terminated as of August 8, 2019, and the only remaining right of the holders of Rights is to receive the redemption price for the Rights held.

"With our decision to enter into a definitive merger agreement with OceanFirst Financial Corp., our board of directors thought it appropriate to redeem the outstanding Rights,” said William D. Moss, the Company’s Chairman, President & CEO.

The redemption price was determined pursuant to the terms of the Rights Agreement, and was adjusted to reflect all stock splits, stock dividends, and similar transactions occurring after the date of the Rights Agreement. The redemption price will be payable in cash, and such payment will be mailed by the Agent to the holders of the Rights within the next 30 days.

About the Company

Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:

Adam Prior, Senior Vice President

The Equity Group Inc.

Phone: (212) 836-9606

E-mail: aprior@equityny.com

Media Contact:

Adam Cadmus, Assistant Vice President, Marketing Director

Phone: (732) 982-2167

Email: acadmus@tworiverbank.com